Exhibit 23.1

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-112869; 333-140922; 333-166975) of Barnes Group Inc. of our report dated June 24, 2010 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in this Form 11-K for the year ended December 30, 2009.

/s/ Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

June 24, 2010